                                 EXHIBIT 11

                    RITE AID CORPORATION AND SUBSIDIARIES
         STATEMENT RE COMPUTATION OF PER SHARE EARNINGS THIRTY-NINE
           WEEKS ENDED NOVEMBER 30, 1996 AND DECEMBER 2, 1995
                   (In Thousands Except Per Share Amounts)

                                                           1996        1995
                                                           ----        ----

Earnings Per Common Share-Assuming No Dilution
- ----------------------------------------------

  Net Income                                              $105,334    $101,953
                                                          ========    ========
  Weighted average number of common shares outstanding      83,891      83,816
                                                          ========    ========
  Primary earnings per common share                          $1.26       $1.22
                                                              ====        ====

Earnings Per Common Share-Assuming Full Dilution
- ----------------------------------------------

  Earnings
    Net Income                                            $105,334    $101,953
    Add after tax interest expense applicable to
      6 3/4% convertible notes (a)                           6,102       5,845
                                                          --------    --------
    Net income as adjusted                                $111,436    $107,798
                                                          ========    ========

  Shares
    Weighted average number of common shares outstanding    83,891      83,816
    Assuming conversion of 6 3/4% convertible notes          5,953       6,395
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                   933         747
                                                          --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                           90,777      90,958
                                                          ========    ========
  Earnings per common share assuming full dilution        $1.23(b)     $1.19(b)
                                                           ====         ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b)  This calculation is submitted in accordance with Regulation S-K item 601
     (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.

                                 EXHIBIT 11

                    RITE AID CORPORATION AND SUBSIDIARIES
        STATEMENT RE COMPUTATION OF PER SHARE EARNINGS THIRTEEN WEEKS
              ENDED NOVEMBER 30, 1996 AND DECEMBER 2, 1995
                   (In Thousands Except Per Share Amounts)

                                                            1996        1995
                                                            ----        ----

Earnings Per Common Share-Assuming No Dilution
- ----------------------------------------------

  Net Income                                              $ 37,409    $ 32,660
                                                          ========    ========
  Weighted average number of common shares outstanding      83,919      83,758
                                                          ========    ========
  Primary earnings per common share                           $.45        $.39
                                                              ====        ====

Earnings Per Common Share-Assuming Full Dilution
- ------------------------------------------------

  Earnings
    Net Income                                            $ 37,409    $ 32,660
    Add after tax interest expense applicable to
      6 3/4% convertible notes (a)                           2,092       1,954
                                                          --------    --------
    Net income as adjusted                                $ 39,501    $ 34,614
                                                          ========    ========

  Shares
    Weighted average number of common shares outstanding    83,919      83,758
    Assuming conversion of 6 3/4% convertible notes          5,953       6,395
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                   933         747
                                                          --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                           90,805      90,900
                                                          ========    ========
  Earnings per common share assuming full dilution          $.44(b)     $.38(b)
                                                              ====        ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b)  This calculation is submitted in accordance with Regulation S-K item 601
     (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.